EXHIBIT 23.2



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Smart Choice Automotive Group, Inc.
Titusville, Florida


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 1997 relating to the financial statements of Florida Finance Group, Inc., Suncoast Auto Brokers, Inc. and Suncoast Auto Brokers Enterprises, Inc. which are contained in this Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                      /s/ SPENCE, MARSTON, BUNCH, MORRIS & CO.
                                      ----------------------------------------
                                      Spence, Marston, Bunch, Morris & Co.
                                      Certified Public Accountants


Clearwater, Florida
July 17, 1998